                                                                   Exhibit 10.21
                                                                   -------------



                          NETCENTER SERVICES AGREEMENT
                                  COVER SHEET

This Netcenter Services Agreement, of which this page is a cover sheet ("Cover Sheet"), is entered into between Netscape Communications Corporation, a Delaware corporation and wholly owned subsidiary of America Online, Inc. ("Netscape"), and Powerize.com, Inc., a Delaware corporation Participant"), effective as of the date of Netscape's signature below ("Effective Date").

Brief Description of Service: co-branded service offering on the Netcenter Business Channel and My Netscape that offers users the ability to perform in-depth industry research for the following industries: Healthcare, Pharmaceuticals, Financial Services, Insurance and Telecom.

Territory: North America Netcenter

Local Language: U.S. English
Service Period: 2 years from the Effective Date, except as otherwise extended as set forth in the Agreement.

Addresses for Notice:
Powerize.com, Inc.                           Netscape Communications Corporation
901 Elkridge Landing Road, Suite 350         501 East Middlefield Road, MV-002
Linthicum, MD 21090                          Mountain View, CA 94043
USA                                          USA
Fax: 410 684-2834                            Fax: (650) 528-4123
email: eaddison@powerize.com                 Attn: General Counsel
Attn: Edwin Addison - CEO

         POWERIZE.COM, INC.                          NETSCAPE COMMUNICATIONS
                                                           CORPORATION

By:  /s/ Edwin R. Addison                    By:  /s/ Kent Wakeford
   --------------------------------             -------------------------------
Name:  Edwin R. Addison                      Name:  Kent Wakeford
     ------------------------------               -----------------------------
Title:  CEO                                  Title:  Director-Business Affairs
      -----------------------------                ----------------------------
Date:  6/30/99                               Effective Date:  6/30/99
     ------------------------------                         -------------------


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

NETCENTER SERVICES AGREEMENT

In consideration of the mutual covenants contained herein, the parties agree as follows:

1.  LICENSE GRANT

1.1   Participant License. Participant hereby grants Netscape a non-exclusive,
      -------------------
worldwide and royalty-free right to store, display, perform, frame, reproduce, distribute, re- distribute, transmit, re-transmit and otherwise use the: (a) Service and (b) Licensed Content, including any data, information, content and other intellectual property included in the Licensed Content within the Netscape Network or Netscape's "My Netscape" or "Custom Netcenter" programs (or successors thereof). Each copy of the Licensed Content produced as part of the Service shall carry appropriate copyright notices which Participant will supply to Netscape.

2.   THE SERVICE

2.1  Description of Service. Participant will provide Netscape with the Licensed
     ----------------------
Content and other technology and services as may be required under this Section 2 and Exhibit A (the "Service") for inclusion in the Netscape Network and as otherwise set forth in Exhibit A. The Service does not include the Index Pages. Traffic on all Service Pages and Index Pages shall be considered to be Netscape traffic. The specifications for the Service are set forth within the mock-ups and site map, if any, provided as part of Exhibit A.

2.2   Index Pages. The Index Pages will be produced, hosted, served and
      -----------
maintained on Netscape's servers. Each such page will include areas for advertising, content, and sponsorships. Participant will provide to Netscape, without limitation, the following content for use on the Index Pages: Headline news feeds for the default settings, as specified by Netscape, and customized content based on user selected preferences for the following: Healthcare, Pharmaceuticals, Financial Services, Telecommunications, and Insurance. Netscape may add additional sections and services to the Service Index Page from time to time.

2.3   Service Pages. Netscape shall provide the specifications and production
      -------------
schedule (if any) for the navigation, templates (including headers and footers), architecture, and look and feel of the Service Pages in accordance with the mock-ups and site map provided, if any. Netscape will have complete design and content approval over all Service Pages and pages within the Service. Netscape may amend the content required on the Service Pages and/or the mock-ups or site maps provided as part of Exhibit A from time to time upon reasonable notice to Participant and, if Participant is unable to provide any such amended content, then Netscape may supplement the Service accordingly. The Service Pages shall:
(i) be served, produced and managed by Participant, including but not limited to hiring and managing creative, technical, customer support, and general staff as needed; (ii) be hosted and maintained solely on Participant's servers; (iii) have a "Netscape.com" domain name; (iv) include a field providing search functionality to Netscape's Net Search link; (v) be co- branded in accordance with Section 2.4 and (vi) at Netscape's option, include links to third party content in order to supplement the Service. Notwithstanding Section 2.3(i)-(ii) above, Participant may have a third party host and maintain the Service Pages, provided that Participant ensures that such third party agrees to meet all of the applicable requirements set forth in this Agreement.

2.4   Co-Branding. The Service Pages will be co-branded by Netscape and
      -----------
Participant an average of 3 clicks away from the Service Index Page in accordance with the site map provided as part of Exhibit A.

The co-branding will be subject to Netscape's Guidelines and will include Participant's company name and logo. Co-branding will include a "Powered By" [Participant's logo], so long as the Participant logo conforms to Netcenter standard design guidelines (eg. Placement in upper right hand side of page, standard-sized logo, links not hot). Index Pages will not be co-branded.

2.5  Service Implementation. Participant shall provide updated content for the
     ----------------------
Service Pages and the Index Pages in a manner consistent with the descriptions, if any, set forth in Exhibit A or as Netscape may reasonably require. Participant may not make any modifications additions or subtractions to the Service Pages as such Service Pages are described in Exhibit A without Netscape's written permission. All content supplied by Participant for the Service will meet Netscape's performance requirements and specifications with regard to page size, loading speed and speed of access to database driven content as set forth in Exhibit A. Participant shall be responsible for the production, technology deployment, content programming, and creation of graphic user interfaces of the Service, all in accordance with Netscape's Guidelines The Service shall use substantially the same technology and advantages that Participant uses in its own proprietary service(s), if any, unless otherwise mutually agreed by the parties. The Service shall not be disadvantaged or suffer from inferior production, programming or performance relative to Participant's similar services, or any similar service that Participant might make available to, or operate on behalf of, third parties. The Service shall perform substantially in accordance with the performance standards of its own proprietary services, including, but not limited to, load time, timeliness of content, and quality of programming. Participant's obligation to produce the Service, including production services, technology deployment and content programming that meets or exceeds standards established by Participant on Participant's Web Site or services (or any web site or services Participant manages for any third party) and general industry standards is a material obligation of Participant under this Agreement.

2.6  Commerce. Participant shall not conduct any merchandising through the
     --------
Service Pages through auctions, clubs, directly or any other method without Netscape's prior written consent. Prior to entering into negotiations with any third party regarding merchandising or commerce arrangements through Participant's Web Site, Participant shall give Netscape written notice of such desire and, upon request by Netscape, negotiate in good faith with Netscape or its commerce or marketing participant in the applicable product/service category regarding a merchandising or commerce arrangement. Any merchandising (including direct merchandising) permitted hereunder through the Service shall be subject to (i) the then-current requirements of Netscape's merchant certification program; (ii) Netscape's standard terms and conditions applicable to its interactive marketing participants; (iii) prior written approval by Netscape for all products, services, and other goods to be offered through the Service; and
(iv) Participant will take all reasonable steps necessary to confirm its promotion and sale of such products, services, and other goods through the Service to the then- existing technologies identified by Netscape which are optimized for the Netscape Network.

2.7  Advertising; Commitments.
     ------------------------

     (a) Participant shall ensure that Netscape Members accessing the Service Pages or linking to the Participant Web Site do not receive advertisements, promotions or links for any entity reasonably construed to be in competition with the Netscape Network or with Netscape Network software or Products or otherwise in violation of the applicable Netscape Network then- standard advertising policies or exclusivity commitments or other contractual preferences to third parties.

     (b) Except for Participant links that sell Participant products and services (as set forth in Exhibit A), Netscape will design, manage, sell and serve all sponsorships, ads or other promotional elements or revenue generating opportunities to be included throughout the Service

2.8  Service Name. The Service name will be as mutually agreed upon by Netscape
     ------------
and Participant. Participant shall not independently use the Service name without Netscape's prior written consent. If the Service name includes a co-branding component that is not generic or descriptive, Participant may not use the Service name with Netscape's name expunged.

2.9  Technical Support. Participant will provide technical support to Netscape
     -----------------
to ensure that content is correctly received and displayed by Netscape in accordance with the priority response times set forth as Exhibit B. Participant shall appoint a technical contact to whom Netscape may address all technical questions relating to the Service, and use its best efforts to promptly remedy any material malfunctioning of the Service. Participant shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement. In the event Netscape technical support is required, Netscape will provide technical support to Participant upon Netscape standard terms, conditions and rates.

3.   PAYMENT

For the mutual benefits provided under this Agreement, payments shall be made in the amount and subject to the terms set forth in Exhibit C.

4.   NETCENTER PROGRAM REQUIREMENTS

4.1  User Registration. If end users are required to register to access certain
     -----------------
features within the Service, the Service's user registration processes will be integrated with Netscape's "Universal Registration" system and be consistent with Netscape's then-current privacy policy, each as set forth on Exhibit D.

4.2  Core Services. Participant will integrate Netscape's then-current Core
     -------------
Services into the Service. Netscape may modify the Core Services from time to time and notify Participant of any such changes for the Service.

5.   NETSCAPE PRODUCTS AND TECHNOLOGY

5.1  Optimize for Netscape Technology and Services.
     ---------------------------------------------

     (a) Participant shall ensure that, during the term of the Agreement, the Netscape search engine will be used within: (i) the home page of Participant's Web Site; and (ii) any proprietary server software developed by or for Participant.

     (b) In order to optimize the efficiency of the Service, Participant will:
(i) within the Service, ensure compatibility with the client software used by Netcenter members, especially the latest version of Netscape Communicator client software; (ii) consider the use of at least one current version of Netscape core Web server software product to maintain Participant's Web Sites, to be obtained by Participant pursuant to Netscape's standard licensing terms; (iii) display the "Netscape Now" button (or successor Netscape marketing button) prominently on the home page of Participant's Web Site, on the Service Pages, on any page to which the Service links, and on any page on Participant's Web Site which contains a virtual button or other text or graphic for any third party Internet client or online service; (iv) display a prominent button or banner above the fold on Participant's home page and the Service pages promoting a Netscape Network property (such property as specified by Netscape) that does not promote a service or product that competes with Participant services and products; and
(v) use and promote only Netscape client and server software and online services within the Service.

5.2  Course of Dealing. In consideration of (i) the use of the netscape.com
     -----------------
domain name for the Service, and (ii) the treatment of the Service as a fundamental part of the Netcenter service, until such time as Microsoft fully publicly documents and makes available its operating systems' programming interfaces sufficiently to enable Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that of Microsoft, Participant agrees to the following:

5.2.1  No Disadvantage. Participant shall not make any content available solely
       ---------------
to users of client software or services other than Netscape's, or disfavor or disadvantage users of Netscape client software or services in any way relative to users of other Internet client software or services; and

5.2.2  Preference for Netscape Products and Services. Participant shall: Within
       ---------------------------------------------
one click away from the Service, (a) use and promote only Netscape client and server software and online services; and (b) Use reasonable efforts to ensure that: (i) Participant's marketing and promotional materials; (ii) Any web page in Participant's Web Site located more than one click away from the Service; and
(iii) Any page within 1 click away from a page described in subparagraph (b)(ii) of this Section 5.2.2, accord Netscape's products and services a position of prominence at least as great as the positioning accorded any third-party Internet client or server software, software provider or online service.

5.3    No Disabling. Participant shall not provide or implement any means or
       ------------
functionality that would (i) alter, modify or enable end users to alter or modify, any Netscape client software, standard user interface or configuration (collectively, the "Software"), (ii) disable any functionality of the Software or any other Internet browser software, or (iii) modify the functioning of pages served from Netscape's Web Site.

5.4    E-Commerce. Participant shall make commercially reasonable efforts to
       ----------
integrate, within the Service, any Netscape or AOL standard that integrates a wallet or other customer supplied commerce information program that can be used to simplify an e-commerce transaction for an end user.

6.     TERM & TERMINATION

6.1.   Term. Unless earlier terminated as set forth herein, the initial term of
       ----
this Agreement shall commence on the Effective Date and expire 2 years from the Effective Date. Netscape shall have the right to extend this Agreement for one
(1) successive period (an "Extension Term"). The Extension Term shall be for ninety (90) days; and each Extension Term shall be subject to the same terms, including payment, on a pro-rata basis, as the terms set forth herein. Netscape shall exercise its option to extend this Agreement by providing Participant with written notice of such election no later than sixty (60) days prior to the expiration of the initial term.

6.2    Termination for Breach. Either Party may terminate this Agreement at any
       ----------------------
time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.

6.3    Termination for Bankruptcy/Insolvency. Either Party may terminate this
       -------------------------------------
Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors. 6.4 Site and Content Preparation. Except as otherwise set forth in Exhibit A, Participant shall achieve Site and Content preparation within one hundred and twenty (120) days after the Effective Date. "Site and Content Preparation" shall mean that Participant shall have completed production of the Service and the Licensed Content in accordance with this Agreement and completed all other necessary work to prepare the Service and the Licensed Content and any other related areas or screens to launch on the Netscape Network as contemplated hereunder. In the event Participant has not achieved Site and Content Preparation within one hundred and fifty (150) days after the Effective Date, then in addition to any other remedies available, Netscape shall have the right to terminate this Agreement by giving Participant written notice thereof. If Participant is delayed in achieving Site and Content Preparation due to a failure by Netscape to perform its obligations under this Agreement and Participant notifies Netscape in writing of such failure and the resulting delay, then the one hundred and twenty (120) day and one hundred and fifty (150) day periods referenced in this Section shall each be extended by the amount of time of Participant's delay solely attributable to such failure by Netscape.

6.5    Rights Upon Termination or Expiration. Upon termination or expiration of
       -------------------------------------
this Agreement, Netscape shall have the right, without any additional payment, charge or royalty to Participant, to produce versions of the Service that do not include Participant's proprietary technology, logo or name but that might employ a graphic user interface or underlying technology that is substantially similar to the graphic user interface or underlying technology of the Service. In order to continue to offer a successor to the Service within Netcenter without interruption, Participant shall promptly deliver to Netscape or its designee content and information necessary for the Service in a form and manner to be designated by Netscape. Netscape shall not be liable to Participant in the event of termination, expiration or failure to agree upon an extension of the term of this Agreement for compensation, reimbursement or damages on account of the loss of prospective profits, or anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Participant.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

    NETSCAPE COMMUNICATIONS                    POWERIZE.COM, INC.
          CORPORATION

By:  /s/ Kent Wakeford                 By:  /s/ Edwin R. Addison
   -------------------------------        ------------------------------

Print Name:  Kent Wakeford             Print Name:  Edwin R. Addison
           -----------------------                ----------------------

Title:  Director -Business Affairs     Title:  CEO
      ----------------------------           ---------------------------

Date:  6/30/99                         Date:  6/30/99
     -----------------------------          ----------------------------

                                       Tax ID/EIN#:  52-2073361
                                          ------------------------------

This Agreement includes the following Exhibits:
Exhibit A: The Service
Exhibit B: Priority Response Times
Exhibit C: Payment
Exhibit D: User Registration and Privacy
Exhibit E: Reporting Requirements
Exhibit F: Definitions
Exhibit G: General Terms and Conditions

                             EXHIBIT A: THE SERVICE
                             ----------------------

Netscape and Participant will provide a co-branded service offering on the Netcenter Business Channel and that may also be accessed from index pages from My Netscape or Custom Netcenter that offers users paid for content and subscription services and free in-depth industry research for the following industry vertical categories: Healthcare, Pharmaceuticals, Financial Services, Insurance and Telecom. In addition, Participant will provide a tool that will allow an end user who is accessing the Service to customize and search the Licensed Content contained within the Service.

Within the industry verticals, participant will provide:

Wizards for customizing research results as well as standard default settings for the following industries: . Healthcare
                              . Pharmaceuticals
                              . Financial Services
                              . Telecommunications
                              . Insurance

Within the wizards, Netscape has the option to choose any of the following categories: [*]

Participant also agrees to work with Netscape to produce a FAQ: A "Frequently Asked Question" Section that informs users how to trouble shoot problems and gives further details to maximize the value of the service and enhance user experience.



CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Participant also agrees to deliver the following to Netscape as part of the
Service:

--------------------------------------------------------------------------------
Headlines           . Participant will post headlines for the Service to a
                    database outside of its firewall in a format specified by
                    Netscape. These headlines can be served on My Netscape,
                    Custom Netcenter and Netcenter Business Channel at
                    Netscape's discretion. Resulting clicks will drive users
                    into the Service.
--------------------------------------------------------------------------------
Content Providers   . Participant will code in search engine and open directory results from companies chosen by Netcenter. The ordering of these search providers as they appear in the set-up process will be determined by Netscape. Netscape reserves the right to hard-code choices, such as its own proprietary search
                    engine and Open Directory into the user set-up selections
                    for the service.
--------------------------------------------------------------------------------
Search Results      . Participant will make best efforts to comply with
                    Netscape's request to hardcode certain search constraints within the results that are generated by the participant.
                    These include, but are not limited to date and content provider. Netscape reserves the right to exclude third party content providers from appearing in the Service.

                    . Netscape and Participant agree to a caching and indexing mechanism that will allow Participant to maximize system performance and optimize the results for end-user data delivery without incurring burdensome content royalties for the Participant. Netscape can specify templates for creating default settings for user profiles (e.g. not customized) for industry and company information.
--------------------------------------------------------------------------------
 Content . Participant will provide Netscape with customized industry wizard templates based upon mutually agreed upon standards and content.

                    . Participant will create a streamlined wizard approach for user personalization and customization based on Netscape requirements.

                    . Participant will use best efforts to ensure that links to articles by current Netcenter participants (e.g. NewsEdge)
                    will link through directly to such current co-branded pages already within Netcenter. Participant and Netscape will work jointly with third party to implement the engineering to
                    enable this referral.
--------------------------------------------------------------------------------
Content Display     . Participant agrees to mix free and paid-for content within the service results. Content that requires payment will be specifically displayed as such.
--------------------------------------------------------------------------------

                       EXHIBIT B: PRIORITY RESPONSE TIMES
                       ----------------------------------

Participant shall provide to Netscape support services for the Service consistent with the following support obligations:

1. OBLIGATIONS

1.1. Error Reporting. Errors may be reported on a 24 hours per day, 365 day per year basis. During normal business hours, Participant's technical staff shall be available to receive Error reports directly from end users or Netscape by telephone. Outside of normal business hours, Errors may be reported by pager, electronic mail, voice mail, fax or telephonic recording capability. Participant shall provide Netscape with a pager number for both a primary and secondary pager which will be carried by appropriate support personnel at all times and to which Errors may be reported at any time.

1.2. Support Requests. Participant will Respond and use best efforts to correct or provide a Workaround to Priority 1 and Priority 2 Errors that Netscape or end users identify, classify and report; and will use reasonable commercial efforts to Respond to other Errors within the time frames set forth below.


-------------------------------------------------------------------------------------
Priority    Title and              Notification           Status Reports    Target
Error      Explanation             Mechanism &            (in Response to   Repair
                                   Required Time to       Errors)           Time
                                   Respond
-------------------------------------------------------------------------------------
  1         Fatal Error--          Voice or Pager:        Twice Daily       2 days
            No useful work         15/30 minutes          (7X24)            (7X24)
            can be done.           7X24 coverage
-------------------------------------------------------------------------------------
  2         Severe Impact--        Voice or Pager:        Twice Daily       5 days
            Functionality          1 hour
            disabled. Errors       7X24 coverage
            which result in a
            lack of application
            functionality or
            cause intermittent
            system failure.
-------------------------------------------------------------------------------------
  3         Degraded               Voice or Pager:        Daily
            Operations--           1 hour                 (business days)  business
            Errors causing         Email: 8 hours                          days
            malfunction of         Business day coverage
            non-critical
            functions.
-------------------------------------------------------------------------------------
  4         Minimal Impact--       Voice or Pager:        Weekly            Next
            Attributes and/or      2 hours                (business days)   Release
            options to             Email: 8 hours
            ancillary features     Business day coverage
            do not operate as
            stated.
-------------------------------------------------------------------------------------
  5         Enhancement            Voice:                 Weekly            No
            Request.               8 hours                (business days)  Requirem
                                   business day coverage                   ent
-------------------------------------------------------------------------------------

                               EXHIBIT C: PAYMENT
                               ------------------

1. Payment. For placement of the Service within Netcenter pursuant to the terms
   -------
and conditions set forth in this Agreement, Participant will pay Netscape an amount equal to [*] subject to the payment schedule set forth below.

[*]

2. Taxes. All payment amounts in this Agreement are in U.S. dollars and are
   -----
exclusive of any applicable taxes and shall be made free and clear of without reduction for, (and Participant shall be responsible for and shall indemnify Netscape against) any applicable U.S. and foreign, state and local taxes, value added or sales taxes, withholding taxes, duties or levies and assessments, howsoever designated or computed, pertaining to the payments under this Agreement (excluding taxes based upon the net income of Netscape). Participant shall promptly furnish Netscape with tax receipts evidencing the payment of any taxes referred to in the preceding sentence. Netscape and Participant shall cooperate with each other in minimizing any applicable tax and in obtaining any exemption from or reduced rate of tax available under any applicable law or tax treaty.

3. Revenue Share.
   -------------

     (a) Provided that Participant has paid the fees as set forth above in
Section 1 of this Exhibit C, Netscape will pay Participant, within 30 days following each calendar quarter, 35% of the Net Revenue that Netscape collects for revenue from banner and advertisements placed on Service Pages during such calendar quarter.

     (b) For revenue that Participant derives from paid for Licensed Content via links within or from the Service (except for revenue generated from subscriptions), Participant will pay Netscape, within 30 days following each calendar quarter, [*] of the Net Revenue generated during such calendar quarter.

     (c) For revenue that Participant derives from subscriptions sold via links within or from the Service, Participant will pay Netscape, within 30 days following each calendar quarter, [*] of the Net Revenue generated during such calendar quarter from such subscriptions.


CONFIDENTIAL TREATMENT REQUESTED

Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                    EXHIBIT D: USER REGISTRATION AND PRIVACY
                    ----------------------------------------

I.   REGISTRATION PROCESS

To the extent that Participant desires to offer a registration process, Participant will be responsible for the implementation of the Service Registration and the integration of the Service and service registration with Netcenter Registration. The functionality, design, and, integration of the Service Registration process and Netcenter Registration will be subject to Netscape's approval, terms and conditions as defined this Agreement. Such specifications, terms and conditions may be revised by Netscape from time to time upon 30 days prior notice to Participant. Participant will implement changes within a 30 day period unless the parties mutually agree otherwise. The point of entry to the registration area from the Service shall be hosted and controlled by Netscape unless otherwise determined by Netscape.

II.  REGISTRATION FEATURES

The Service Registration area shall be co-branded and have a look and feel that is consistent with the implementation of the registration process in other sections of Netcenter. Participant shall not launch the Service Registration until Netscape has notified Participant in writing that Netscape has accepted Participant's implementation. Participant shall manage site access using Netcenter site access models, as Netscape determines such site access models from time to time upon notice to Participant. Netscape shall transfer to Participant all data necessary to provide site access to registered Netcenter users. Participant will make commercially reasonable efforts to implement such changes within a 30 day period.

III. DATA COLLECTED BY PARTICIPANT DURING SERVICE REGISTRATION PROCESS

Netscape will determine the data to be collected in the Service Registration process considering Participant's recommendations and technical restrictions. Netscape reserves the right to change such data requirements from time to time. Participant will make best efforts to implement these changes within 5 working days unless mutually agreed to otherwise. If Netscape implements a Netcenter loyalty program, Participant shall also offer end user loyalty selections as part of the Service Registration process at Netscape's request. Participant shall deliver to Netscape data collected pursuant to such loyalty programs in a format and timeframe as mutually agreed to by the parties.

IV.  DATA TRANSFER

Participant shall use commercially reasonable efforts to transfer all end user data collected during the Service Registration process and data collected by any other means, to Netscape in real time data transfer, unless otherwise agreed to by the parties. Netscape reserves the right to request any information collected during the Service Registration to be supplied in a Netscape specified format and timeframe. If Participant collects information about users accessing the Service in addition to information supplied by the users during the registration process, such information shall be made available to Netscape in a format and timeframe as the parties shall mutually agree.

V.   NETCENTER CONSIDERATIONS

All third party programs participating in the Service within Netcenter shall register users with Netcenter when the user completes an order, if such user is not already registered with Netcenter. If a user is a registered Netcenter member, Participant shall pre-populate relevant customer data fields in the customer order form based on information in the Netcenter database or seamlessly pass this information to the third party provider.

VI.  USE OF PERSONAL DATA

Netscape shall solely own and use all end user data and information obtained in connection with the Service except that Participant: (i) shall have the right to aggregate such end user data and information and use such aggregated data only for Participant's internal use except as required for legal, audit or tax purposes; (ii) shall not disclose to any third party such end user data and information without Netscape's prior written approval; except that Participant may supply aggregated data to third parties to the extent that: (a) such data only relates to demographic information; (b) such data cannot be used by any third party to solicit Netscape Members; and (c) Netscape's privacy policy must be adhered to; and (iii) may use information collected about the users during registration or from any other means ("End User Information") only for the purpose of marketing Netcenter programs to the users. It is a material obligation of this Agreement that Participant shall adhere to Netscape's then-current privacy policy, set forth at http://home.netscape.com/legal.notices/privacy.html or at such other URL as Netscape may designate from time to time. The parties will cooperate to create guidelines for Participant's disclosure of aggregate statistical information concerning Service's demographics and use to advertisers. Participant shall not resell or disclose such End User Information to any third party; provided however, that Participant may sell or disclose such End User Information to third parties upon prior notice to and consent from such end users and written approval from Netscape. If Netscape determines that Participant or third party in contract with Participant is not complying with the terms of use of personal data published on Netscape's Web Site at http://home.netscape.com/netcenter/index.html, or such other URL as Netscape may determine from time to time, Netscape may terminate this Agreement upon written notice to Participant if Participant is not in compliance within 5 days of written notice from Netscape. End User Information shall be owned exclusively by Netscape. After a given end user has requested to be " Participant will terminate all Services unless otherwise specified by the user and discontinue any use of the End User Information associated with the given user. After the termination or expiration of the Service Period, Participant will transfer all End User data to Netscape and destroy all copies of that data.

VII. SOLICITATION OF NETSCAPE MEMBERS

Notwithstanding any other conditions of this Agreement, during the Term and for the two-year period following the expiration or termination of this Agreement, neither Participant nor its agents will use the Netscape Network toi) solicit or participate in the solicitation of Netscape Members when that solicitation is for the benefit of any entity (including Participant) which could reasonably be construed to be or become in competition with Netscape or (ii) promote any services which could reasonably be construed to be in competition with services available through Netscape including, but not limited to, services available through the Internet (e.g., an Participant Web Site). Participant may not send any Netscape Member unsolicited e-mail communications on or through the Netscape Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" shall mean that the Netscape Member has either
(i) purchased Products from Participant through the Netscape Network or (ii) voluntarily provided information to Participant through a contest, registration, or other communication, which included clear and conspicuous notice to the Netscape Member that the information provided by the Netscape Member could result in an e-mail being sent to that Netscape Member by Participant or its agents. A Prior Business Relationship does not exist solely by virtue of a Netscape Member's visit to the Service (absent the additional elements described above). In any commercial e-mail communications to Netscape Members that are otherwise permitted hereunder, Participant will provide the recipient with a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from Participant.

                    EXHIBIT E: USAGE REPORTING REQUIREMENTS
                    ---------------------------------------

Netscape may, from time to time, modify (e.g., replace, add or delete): (a) the format of the reports required, (b) the frequency of the reports, or (c) the data required therein, upon reasonable advance notice to Participant.

All of the foregoing usage reports shall be delivered separately for each Territory.

1.   Report Frequency

(a) Reporting frequency within 90 days from the date that the Service is launched: The report frequency is bi-weekly. The bi-weekly report period is Thursday to Wednesday, with bi-weekly reports due the following day, Thursday by noon PST

(b) Reporting frequency 91 days after the date the Service is launched: The report frequency is weekly. The weekly report period is Thursday to Wednesday, with weekly reports due the following day, Thursday by noon PST. In addition to the Weekly Report, daily Page Views exceed [*] per day, then Participant shall report to Netscape on a daily basis and online, with report period being the previous day.)

2.   Report Delivery

The report shall be emailed to <participant-reports@netscape.com> in the Weekly Report Format. In addition to the Weekly Report: if daily Page Views exceed [*] per day, then for on-line reporting, Participant shall provide Netscape with a URL to the Participant's reporting system. The online report system would be accessible via secure means such as username/password and static IP address to Netscape related reports only."

3.   Report Specifications: The report must cover the following information:

3.1. Breakdown of Total Page Views by day for the entire co-branded site; daily Total Page Views for each area within the site and, if applicable and if daily Page Views exceed [*] per day, then the break down of individual Page Views shall be provided daily in each area.

3.2. Breakdown of registration numbers.

3.3. Breakdown of Visits by day, if online reporting is required.

3.4. Optional: Unique Visitors by day, week and month, if applicable.

4.   Participant Information

Participant provides to Netcenter Report Team the following information upon execution/signature of contract:

- Participant Name
- Participant Contact Name
- Participant phone number and e-mail
- Participant technical contact phone, pager and e-mail
- location of online Participant traffic reports (if applicable)
-> URL location


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

-> Login/password
-> Does Netscape need a Static IP address for access
-  Channel/directory names
-  subchannel/subdirectory names

5.   Weekly Report Format

The following example is received weekly by NOON Thursdays via e-mail to: participant-reports@netscape.com
Subject: Participant Traffic Report for <Participantname> from <mm-dd-yyyy> through <mm-dd-yyyy>

date,mm-dd-yyyy,mm-dd-yyyy,mm-dd-yyyy,mm-dd-yyyy,mm-dd-yyyy,mm-dd-yyyy,mm-dd-
yyyy
Total Page Views, x1,x2,x3,x4,x5,x6,x7
channelname1, y1,y2,y3,y4,y5,y6,y7
channelname2,y1,y2,y3,y4,y5,y6,y7
channelname1:sub-channelname1,z1,z2,z3,z4,z5,z6,z7
channelname1:sub-channelname2,z1,z2,z3,z4,z5,z6,z7
etc....

Definitions

date = mm-dd-yyyy
channelname = an alphanumeric string excluding colons (:), or commas (,). Spaces are allowed.
subchannelname = an alphanumeric string excluding embedded colons (:), or commas (,), separated from a channel by a colon. Spaces are allowed.
x1,x2,x3... = the actual number of Page Views for each date.
y1,y2,y3... = the actual number of channelname Page Views for each date. z1,z2,z3... = the actual number of sub-channelname Page Views for each date.

Example

Subject: Participant Traffic Report for Classified2000 from 09-03-1998 through 09-09-1998 date,09-03-1998,09-04-1998,09-05-1998,09-06-1998,09-07-1998,08-03-1998,09-09-
1998
Total Page Views,271652,254771,140885,153994,289143,301992,278666
home page,78948,75321,43999,52917,79434,85019,67554
computers,34958,37988,22908,24958,40984,43959,32093
autos,747,857,343,565,867,949,767
computers:apples,2938,5954,4349,3876,7433,8578,7657
computers:pcs,32020,32034,18559,21082,33551,35381,24436 etc...

6.   Access Logs

Netscape may require Participant to furnish to Netscape access logs for the Services on a quarterly basis. If daily Page Views exceed [*] per day, such logs will be required daily. Access logs will be subject to review or audit by I/Pro at Netscape's request in addition to the audit requirements set forth in the Agreement.



CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                             EXHIBIT F: DEFINITIONS
                             ----------------------

DEFINITIONS. The following definitions shall apply to this Agreement:

"Affiliates" means any corporation, participantship, joint venture or other entity or person controlled, controlling or under common control with Netscape. For purposes of this definition, the term "control" shall mean the direct or indirect beneficial ownership of more than nineteen percent (19%) of the voting interests (representing the right to vote for the election of directors or other managing authority) in an entity.

"Channel(s)" or "sub-Channel(s)" means one or more of the topic-specific areas providing content and links on Netcenter, all as determined by Netscape from time to time, Core Services, e-commerce opportunities or links, and other tools, resources, and applications pertaining to the specific topic.

"Confidential Information" means any information relating to or disclosed in the course of negotiating and implementing the Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the content of negotiations between the Parties, the material terms of this Agreement, information about Netscape Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed at any time by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party and not required to be kept confidential.

"Content" means text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

"Core Services" mean services and applications that generally apply to all Netcenter links or channels, as Netscape may amend from time to time. As of the Effective Date, "Core Services" consist of discussion group, chat, personalization, personal home page, member directory, email, instant messaging, white and yellow pages and search features and functions.

"Error" means any instance where Participant-controlled portions of the Service or Netcenter do not substantially conform to agreed-upon features and specifications.

"Guidelines" means Netscape's then-current commercial design, operational, and usage guidelines which Netscape may issue from time to time for the Services and the Netscape Network.

"Index Page" or "Index Pages" means that certain page or pages on Netcenter that serves as a gateway from Netcenter to a specific Netcenter service, which gateway contains a listing, or "index" of all services that are related to a certain topical link, or "Channel." The Index Pages may consist only of the Service Index Page, or any index page that may link from Netcenter to the Channel or sub-Channel.

"Licensed Content" means all Content provided by Participant or its agents to Netscape or its Affiliates for distribution through the Netscape Network in connection with the subject matter of this Agreement.

"Net Revenue" means gross revenue less reasonable expenses, including, without limitation, sales commissions, agency fees, bad debt, refunds, rebates, makegoods or other reasonable costs directly associated in the process of promoting the Service. For banners and advertising sold directly by Netscape, the aggregate of such expenses and costs will not exceed [*] of gross revenues from such banners or advertising. For banners and advertising sold by a third party, the aggregate of such expenses and costs will not exceed [*] of gross revenues from such banners or advertising.

"Netcenter" means the U.S. version of the Netscape Netcenter internet based interactive site marketed under the "Netcenter" brand, without exclusivity specifically excluding (a) any other Netscape or Netscape Affiliate owned or operated internet based interactive sites, (b) the international versions of Netcenter or any similar Netscape or Affiliate service or interactive site; (c) "Netscape AOL Instant Messenger(TM)," "Netscape Custom Netcenter," Netscape WebMail, or any similar independent product, service or property which may be offered by, through or by Netscape; (d) any programming or content area offered by or through the U.S. version of the Netcenter brand service over which Netscape does not exercise complete operational control (including, without limitation, Content areas controlled by other parties), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the Netcenter brand service,
(f) any property, feature, product or service which Netscape or its Affiliates may acquire subsequent to the Effective Date and (h) any other version of a Netscape service which is materially different from Netcenter by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any other distribution platform or through any platform or device other than a desktop personal computer.

"Netcenter Registration" means the portion of the registration that is maintained, hosted, and controlled by Netscape and applies to multiple services across Netcenter. Netcenter Registration includes the assignment of a user name, password, and the collection of core Netcenter user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, Email Address and Age. Netscape Registration means any registration that is maintained, hosted, and controlled by Netscape and applies to Netscape's Web Site.

"Netscape Member" means authorized users (through Netcenter Registration, purchase of goods on the Netscape Network, or through other means that Netscape may reasonably designate from time to time) of the Netscape Network, including without limitation both registered members and Visitors to Netscape's Web Site.

"Netscape Network" means (i) Netcenter and (ii) any other product or service owned, operated, distributed, licensed, or authorized to be distributed by or through Netscape or its Affiliates worldwide through which such party elects to offer the Licensed Content (which may include, without limitation, Netscape-related Internet sites, "offline" information browsing products, and international versions of the Netscape products or Netscape Web sites.

"Netscape's Web Site" means the collection of Local Language HTML documents targeted at end users in the Territory and currently accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URL or locations as Netscape may designate. Netscape's Web Site does not include any future technologies or future uses of existing technologies which might embody a collection of documents (other than HTML documents) on the Internet.


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

"Page Views" means the units of measurement that represent the number of requests for a page of content. A page of content is, but is not limited to, a static page such as an HTML document or a dynamically generated page such as from a CGI script. Pages containing framesets shall not be counted as Page Views and only the pages within the frameset containing principle content shall be counted as Page Views.

"Participant's Web Site" means Participant's primary Local Language Web site, which is currently accessible by the public via the Internet at the URL http://www.powerize.com.

"Products" means any product, good or service which Participant offers, sells or licenses to Netscape Members through (i) the Service and (ii) any web site linked to Participant's Web Site.

"Respond" means and includes: taking and logging the Error call; in the case of Priority 1 Errors, providing to the reporting party an action/resolution plan within four (4) hours of initial call receipt and acknowledgment; and, in cases of Priority 1 and 2 Errors, making best efforts on a continuing basis to cure the Error until the Error is cured.

"Service" means the specific area within the Netscape Network, as described in Exhibit A and Section 2.1 of the Netcenter Services Agreement, which shall be developed, managed or marketed by Participant pursuant to this Agreement, including but not limited to the Licensed Content, any functionality or services, message boards, chat and other Netscape Member- supplied content areas contained therein (but excluding any site or area outside of Netcenter that is linked to the Service (through a "pointer" or similar link) in accordance with the terms and conditions of this Agreement.).

"Service Index Page" means the page, linked to or accessible from Netcenter, that serves as the first available point of entry for an end user accessing the Service from Netcenter or the Channel or sub-Channel.

"Service Pages" means all pages of the Service excluding the Index Pages.

"Term" means the period beginning on the Effective Date and ending upon the expiration or earlier termination of the Agreement.

"Total Page Views" means the sum of all Page Views for all co-branded content hosted by the Participant.

"Unique Visitors" means the number of different Visitors who access a site within a specific time period as determined by Netscape. To identify Unique Users, Web sites need an unique identifier, which may be obtained through some form of user registration or identification system. The definition of "Unique Visitors" may be changed by Netscape from time to time upon notice to Participant.

"Visitor" means an individual who interacts with a web site.

"Visits" means a series of page requests by a Visitor without a specified period of inactivity (usually 30 consecutive minutes). If a Visitor leaves the site and comes back within that specified period of inactivity, it is counted as part of the same Visit.

"Workaround" means a method by which a user of a product can, by making a limited number of procedural or programming changes in a product, prevent the occurrence or re- occurrence of an Error. Programming changes include adjustments to set-up and configurations files or other settings that do not require recompilation.

                    EXHIBIT G: GENERAL TERMS AND CONDITIONS
                    ---------------------------------------

I. SERVICE PAGES

Contests. Participant shall take all steps necessary to ensure that any contest,
--------
sweepstakes or similar promotion conducted or promoted through the Service (a "Contest") complies with all applicable laws and regulations. Participant shall provide Netscape with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon Netscape's request, an opinion from Participant's counsel confirming that the Contest complies with all applicable laws and regulations.

Netscape Look and Feel. Participant acknowledges and agrees that Netscape shall
----------------------
own all right, title and interest in and to the look and feel of the Index Pages and the Service Pages (the "Netscape Look and Feel"). In addition, Netscape shall retain editorial control over the portions of the Service and Index Pages which frame the Licensed Content including without limitation the Index Page and Service Pages (the "Netscape Frames"). Netscape may, at its discretion, incorporate navigational icons, links and pointers or other Content into such Netscape Frames.

Management. Participant shall review, delete, edit, create, update and otherwise
----------
manage all Content available on or through the Service, including but not limited to the Licensed Content and message boards, in a timely and professional manner and in accordance with the terms of this Agreement, the Guidelines, and any generally applicable service standards for interactive content providers published by Netscape. In managing the Service, Participant agrees to refrain from editing or altering any opinion expressed by an end user within the Service, except in cases when Participant (i) has a good faith belief that the Content in question violates an applicable law, regulation, third party right or portion of Netscape's Terms of Service or (ii) obtains Netscape's prior approval. Participant shall ensure that the Service is reasonably current and well-organized, and shall employ all necessary procedures to insure the accuracy of the Licensed Content. Participant warrants that the Service and the Licensed
Content: (i) will conform to Netscape's Guidelines (ii) will not infringe or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music related rights; and (iii) will not contain any Content which violates any applicable law or regulation. Netscape shall have no obligations with respect to the Content available on or through the Service, including, but not limited to, any duty to review or monitor any such Content.

Changes to the Netscape Network. Netscape reserves the right to redesign or
-------------------------------
modify the organization, structure, "look and feel," navigation and other elements of the Netscape Network, including without limitation, by adding or deleting channels, subchannels and/or screens. If Netscape eliminates or modifies an area of the Netscape Network in a manner that substantially modifies the nature of the distribution required under this Agreement in a material adverse fashion, Netscape will work with Participant in good faith to provide Participant with comparable distribution reasonably satisfactory to Participant.

Duty to Inform. Participant shall promptly inform Netscape of any information
--------------
related to the Licensed Content which could reasonably lead to a claim, demand or liability of or against Netscape and/or its Affiliates by any third party.

Response to Questions/Comments; Customer Service. Participant shall respond
------------------------------------------------
promptly and professionally to questions, comments, complaints and other reasonable requests regarding the Licensed Content by end users or on request by Netscape, and shall cooperate and assist Netscape in promptly answering the same.

Classifieds. To the extent Participant desires to implement any classifieds
-----------
listing features through the Service, Participant shall obtain Netscape's prior written approval. Such approval may be conditioned upon, among other things, Participant's conformance with any then-applicable service-wide technical or other standards related to online classifieds.

Statements Through Netscape Network. Participant shall not make, publish, or
-----------------------------------
otherwise communicate through the Netscape Network any deleterious remarks concerning Netscape or it Affiliates, directors, officers, employees, or agents (including, without limitation, Netscape's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by Participant based upon publicly available information, or information developed by Participant independent of its relationship with Netscape and its employees and agents.

Launch Date. In the event that any terms contained herein relate to or depend on
-----------
the launch date of the Service or other property contemplated by this Agreement, then it is the intention of the Parties to record such launch date in a written instrument signed by both Parties promptly following such launch date; provided that, in the absence of such a written instrument, the launch date shall be as reasonably determined by Netscape based on the information available to Netscape.

Harmful Content. Participant is solely responsible for any liability arising out
---------------
of or relating to (i) the Service and/or (ii) any material to which users can link through the Service. If Netscape becomes aware that the Service contains any material that violates any of the terms and conditions of this Agreement or any Netscape policy, or that Netscape otherwise deems likely to cause Netscape material harm, then Netscape will inform Participant and may elect not to include the offending Content or the Service on Netscape's Web Site. Netscape reserves the right not to include in Netscape's Web Site all or any part of the Service that does not substantially conform to the terms set forth herein.

II. TRADEMARKS

Trademark License. In designing and implementing Promotional Materials promoting
-----------------
the Service (as defined below) and subject to the other provisions contained herein, Participant shall be entitled to use the following trade names, trademarks and service marks of Netscape: Netscape(R), Netcenter(TM), and the Netscape N and Design logo, and Netscape and its Affiliates shall be entitled to use the trade names, trademarks and service marks of Participant associated with the Service (collectively, together with the Netscape marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with Netscape's then current trademark guidelines available at http://home.netscape.com/legal_notices/trademarks.html and applicable trademark law and practice.

Rights. Each Party acknowledges that its utilization of the other Party's Marks
------
will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party, including registering or attempting to register the Marks of the Title as a trademark, service mark, Internet domain name, trade name, or any similar trademarks or name, with any domestic or foreign governmental or quasi-governmental authority which would be likely to cause confusion with the Marks. Licensee may not register or use the Marks or the Title or an abbreviation of the Marks of the Title as part of an Internet domain name.

Quality Standards. Each Party agrees that the nature and quality of its products
-----------------
and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

Promotional Materials/Press Releases. Each Party will submit to the other Party,
------------------------------------
for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press releases or other promotional materials related to the Service and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials"); provided, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between Netscape and Participant, including, without limitation, the availability of the Service on the Netscape Network, or use of screen shots of the Service (so long as the Netscape Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Service and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

Infringement Proceedings. Each Party agrees to promptly notify the other Party
------------------------
of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III. REPRESENTATIONS AND WARRANTIES

Authorization. Each Party represents and warrants to the other Party that: (i)
-------------
such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials, Licensed Content, Products, or Services when used pursuant to this Agreement, will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and
(v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

Insurance. Participant, at its sole cost and expense, shall secure and maintain
---------
adequate insurance coverage as is necessary, as a reasonable prudent businessperson, for Participant to bear all of its obligations under this Agreement. Such coverage shall include Worker's Compensation Insurance (or self insurance, if applicable law permits), Employers Liability Insurance, Comprehensive Automobile Liability Insurance, Umbrella Liability Insurance, professional Liability Insurance, and Commercial General Liability Insurance, and include a waiver of subrogation in Netscape's favor. Maintenance of the foregoing insurance shall in no way be interpreted as relieving Participant of any responsibility or obligation whatsoever and Participant may acquire, at its own expense, such additional insurance as

Participant deems necessary. Participant assumes full and complete liability for all injuries to, or death of, any person, or for any damages to property arising from the acts or omissions of Participant. Participant shall add Netscape as an additional insured under such coverage and provide copies thereof and waivers of subrogation to Netscape within 30 days of the Effective Date. Before any cancellation or material change in any coverage, Participant shall provide Netscape with 30 days' advance written notice. Participant's insurance shall be primary to any other insurance Netscape may have. All insurance shall be written by companies with a current A.M. Best rating of A-, VI or better.

IV. CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Party, other than to its employees, or its other agents who must have access to such Confidential Information for such Party to perform its obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V. TREATMENT OF CLAIMS

Liability. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, UNDER NO
---------
CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OF OR INABILITY TO USE THE NETSCAPE NETWORK OR ONLINE AREA OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER AS OF THE DATE LIABILITY ACCRUED.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT,
------------------------
NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE NETSCAPE NETWORK, THE ONLINE AREA OR ANY NETSCAPE PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NETSCAPE SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE ONLINE AREA.

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

Indemnity. Either Party will defend, indemnify, save and hold harmless the other
---------
Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

Acknowledgment. NETSCAPE AND PARTICIPANT EACH ACKNOWLEDGES THAT THE
--------------
PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VI. ARBITRATION

(a) The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute will be

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

subject to the resolution mechanisms described below. "Management Committee" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

(b) Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

(c) The arbitration panel shall consist of three arbitrators. Each Party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, shall be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

(d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(e) The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

(f) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") shall be born equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

(g) Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section or law (collectively, "Non-Arbitration Claims") shall be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims or to enforce a judgment rendered in an arbitration proceeding.


VII. MISCELLANEOUS

Auditing Rights. Each Party shall maintain complete, clear and accurate records
---------------
of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to amounts payable to the Party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of Netscape shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

Excuse. Neither Party shall be liable for, or be considered in breach of or
------
default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

Independent Contractors. The Parties to this Agreement are independent
-----------------------
contractors. Neither Party is an agent, representative or participant of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or participantship between the Parties or to impose any liability attributable to such a relationship upon either Party.

Notice. Any notice, approval, request, authorization, direction or other
------
communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the Party to whom the same is directed; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iii) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of Netscape, such notice will be provided to both the Senior Vice President for Business Affairs, America Online, Inc. (fax no. 703-265-1206) and the General Counsel, Netscape Communications Corporation (fax no 650-988-1132), each at the address of Netscape set forth in the first paragraph of this Agreement. In the case of Participant, except as otherwise specified herein, the notice address shall be the address for Participant set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or Netscape e-mail address, to be as reasonably identified by Netscape.

No Waiver. The failure of either Party to insist upon or enforce strict
---------
performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

Return of Information. Upon the expiration or termination of this Agreement,
---------------------
each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all of the other party's Confidential Information.

Survival. Section 6.5 of the Netcenter Services Agreement, Section VI of Exhibit
--------
D to the Netcenter Services Agreement, and Sections III, IV, V, VI and VII of this Exhibit G to the Netcenter Services Agreement, shall survive the completion, expiration, termination or cancellation of this Agreement.

Entire Agreement. This Agreement sets forth the entire agreement and supersedes
----------------
any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

Amendment. No change, amendment or modification of any provision of this
---------
Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

Further Assurances. Each Party shall take such action (including, but not
------------------
limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

Assignment. Participant shall not assign this Agreement or any right, interest
----------
or benefit under this Agreement without the prior written consent of Netscape. Assumption of this Agreement by any successor to Participant (including, without limitation, by way of merger or consolidation) shall be subject to Netscape's prior written approval. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

Construction; Severability. In the event that any provision of this Agreement
--------------------------
conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

Remedies. Except where otherwise specified, the rights and remedies granted to a
--------
Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

Applicable Law; Jurisdiction. This Agreement shall be interpreted, construed and
----------------------------
enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

Export Controls. Both parties shall adhere to all applicable laws, regulations
---------------
and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Headings. The captions and headings used in this Agreement are inserted for
--------
convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts. This Agreement may be executed in counterparts, each of which
------------
shall be deemed an original and all of which together shall constitute one and the same document.

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